                                                                    EXHIBIT 10.1

                             SHAREHOLDERS AGREEMENT
                             ----------------------


  This SHAREHOLDERS AGREEMENT ("Agreement") is made and entered into as of the 20th day of December, 1994, by and between TLMD Partners II, L.L.C., a Delaware limited liability company ("TLMD"), Bastion Capital Fund, L.P., a Delaware limited partnership ("Bastion"), Leon Black ("Black"), Hernandez Partners, a California general partnership ("HP"), GRS Partners II, L.P., an Illinois limited partnership ("GRS"), and The Value Realization Fund, L.P., a Delaware limited partnership ("Value" and, collectively with Bastion, Black, HP and GRS, the "Other Shareholders").


                                R E C I T A L S
                                ---------------

  A. TLMD beneficially owns or will own, as a result of the Plan of Reorganization (as defined below), approximately 1,550,000 shares (the "TLMD
                                                                        ----
Shares") of Series B Common Stock (as defined below).
- ------

  B. Each of the other parties hereto beneficially owns or will own, as a result of the Plan of Reorganization, approximately the number of shares of Series A Common Stock (as defined below) and shares of Series B Common Stock set forth below:

  Black:  0 Series A Common Stock and 52,596 Series B Common Stock*

  Bastion:  374,498 Series A Common Stock and 882,596 Series B Common Stock*

  HP:  50,000 Series A Common Stock and 450,000 Series B Common Stock

  GRS:  33,333 Series A Common Stock and 0 Series B Common Stock

  Value:  66,667 Series A Common Stock and 0 Series B Common Stock.


  C. TLMD and the Other Shareholders desire to promote their mutual interests by imposing certain restrictions and obligations on themselves and the Common Stock owned by them.

- ----------------------------------
* Subject to possible increase in the aggregate of approximately 147,404 shares of Series B Common Stock.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto mutually agree as follows:

  1.  Definitions.   Unless otherwise expressly provided, the following terms,
      -----------
when used in this Agreement, shall be defined as follows:

  Apollo Permitted Transferee shall have the meaning ascribed to such term in
  ---------------------------
the Certificate.

  Bastion Nominee shall mean Guillermo Bron or, if he is unable to serve as a
  ---------------
director of the Company as a result of death or medical disability or otherwise, a successor nominee chosen by Bastion and reasonably acceptable to the Voting Committee.

  Permitted Transferee, with respect to any Other Shareholder, shall mean (i)
  --------------------
any partner or Affiliate (as defined in the Certificate) of such Other Shareholder and (ii) any investment fund, investment account or other entity whose investment manager, investment advisor or general partner, or any principal thereof, is such Other Shareholder or any Affiliate or principal of such Other Shareholder.

  Beneficial Ownership  shall have the meaning ascribed to such term in Rule
  --------------------
13d-3 under the Securities Exchange Act and the term "Beneficially Owned" shall have a correlative meaning.

  Certificate shall mean the Restated Certificate of Incorporation of the
  -----------
Company, as in effect on the consummation of the reorganization contemplated by the Plan of Reorganization.

 Common Stock shall mean collectively the Series A Common Stock and the Series B
 ------------
Common Stock.

 Company shall mean Telemundo Group, Inc., a Delaware corporation.
 -------

  HP Nominee shall mean Roland A. Hernandez or, if he is unable to serve as the
  ----------
HP Nominee, a successor nominee chosen by HP and reasonably acceptable to the Voting Committee.

  Independent Member shall initially be Alan Abramson.  In the event of the
  ------------------
death, incapacity or resignation of Alan Abramson, then Norman Brownstein shall be his successor as the Independent Member. In the event of the death, incapacity or resignation of Norman Brownstein, then TLMD and Bastion shall mutually agree upon subsequent successor(s) to the Independent Member.

  1% Retention Requirement shall have the meaning set forth in Section 3.
  ------------------------                                     ---------

  Plan of Reorganization shall mean the Second Amended Chapter 11 Plan of
  ----------------------
Reorganization of the Company dated April 29, 1994 (Case No. 93-B-42967 (JLG) in the United States Bankruptcy Court for the Southern District of New York).

  Registration Rights Agreement shall mean that certain Registration Rights
  -----------------------------
Agreement among the Company, Apollo Advisors, L.P. and Reliance Insurance Company contemplated by the Plan of Reorganization.

  Series A Common Stock shall mean the Series A Common Stock, par value $.01 per
  ---------------------
share, of the Company, and any stock into which such shares shall have been changed or any stock resulting from any stock split, reverse stock split, stock dividend, reclassification or similar transaction, including, without limitation, the issuance of Series A Common Stock upon conversion of Series B Common Stock.

  Series B Common Stock shall mean the Series B Common Stock, par value $.01 per
  ---------------------
share, of the Company, and any stock into which such shares shall have been changed or any stock resulting from any stock split, reverse stock split, stock dividend, reclassification or similar transaction (other than a conversion into Series A Common Stock as contemplated by Article 4 of the Certificate).

  Voting Committee shall have the meaning set forth in Section 2.1.
  ----------------                                     -----------

  2.  Voting Committee.
      ----------------

      2.1. Establishment.  TLMD and the Other Shareholders hereby establish a
           -------------
voting committee whose sole function shall be voting (and consenting or dissenting to corporate action in writing with respect to) (i) the shares of Common Stock Beneficially Owned by TLMD and (ii) the shares of Common Stock Beneficially Owned by the Other Shareholders (the "Voting Committee"). The
                                                   ----------------
Other Shareholders and TLMD hereby agree that such shares of Common Stock shall be voted (and consents or dissents to corporate action in writing shall be given with respect thereto) only as contemplated by this Section 2. TLMD agrees that the provisions of its organizational documents will, during the term of this Agreement, provide for the operation of the Voting Committee as set forth in this Section 2.

      2.2. Membership.  The Voting Committee shall at all times consist of three
           ----------
members: John Hannan (appointed by TLMD), Guillermo Bron (appointed by Bastion) and the Independent Member. In the event that John Hannan is unable to serve as a member of the Voting Committee as a result of death or medical disability or otherwise, TLMD shall be entitled to appoint his successor(s). TLMD will use reasonable best efforts to cause John Hannan to continue to serve as its designee on the Voting Committee during the term of this Agreement. In the event that Guillermo Bron is unable to serve as a member of the Voting Committee as a result of death or medical disability or otherwise, Bastion shall be entitled to appoint his successor(s). Bastion will use reasonable best efforts to cause Guillermo Bron to continue to serve as its designee on the Voting Committee during the term of this Agreement. All members of the Voting Committee are, and will be, citizens of the United States.

      2.3. Action by Voting Committee.  The Voting Committee shall act by a
           --------------------------
unanimous written consent signed by all the members of the Voting Committee or by majority vote of at least two members of the Voting Committee at a meeting called by any member of the Voting Committee upon two business days written notice to the other members. Such majority vote by the Voting Committee at a duly held meeting shall have the effect of constituting acceptance of such decision by all of the members of the Voting Committee. Two members of the Voting Committee shall constitute a quorum for the transaction of business at a meeting thereof. The Voting Committee shall have the power to designate one or more members of the Voting Committee to execute certificates and other documents on behalf of all of them in furtherance of their collective decisions. The Voting Committee may, from time to time, adopt and/or amend its own rules of procedure and take such other actions related to the voting of the Common Stock not inconsistent with the provisions hereof, and shall record and keep records of all its proceedings at such place as may be designated by the Voting Committee.

      2.4. Liability of Voting Committee.  The members of the Voting Committee
           -----------------------------
shall not be liable to TLMD, the Other Shareholders or any other person for errors of law or of any thing done or suffered or omitted in connection therewith, except for their own individual willful misconduct, bad faith or action taken or omitted to be taken in knowing violation of law. The members of the Voting Committee shall act with due diligence and shall act in compliance with applicable provisions of law. No member of the Voting Committee shall be required to give any bond or other security for the discharge of his duties.

      2.5. Election of Directors.  So long as Bastion is the Beneficial Owner of
           ---------------------
at least 278,944 shares of Series B Common Stock (unless Bastion instructs the Voting Committee in writing not to take the following actions), each of TLMD, the Other Shareholders and the Voting Committee shall (a) use its reasonable best efforts to cause the Bastion Nominee to be nominated as a director of the Company (and Bastion will in such case use its reasonable best efforts to cause the Bastion Nominee to so serve) and, (b) to vote all shares of Common Stock that TLMD or the Voting Committee has the right to vote for the election of the Bastion Nominee as a director of the Company.

          So long as Leon Black is the Beneficial Owner of at least 25,000 shares of Common Stock (unless Mr. Black instructs the Voting Committee in writing not to take the following actions), each of TLMD and the Voting Committee and the Other Shareholders shall (a) use its reasonable best efforts to cause Mr. Black (or his designee) to be nominated as a director of the Company and (b) to vote all shares of Common Stock that TLMD or the Voting Committee has the right to vote for the election of Mr. Black (or his designee) as a director of the Company.

          So long as HP is the Beneficial Owner of at least 125,000 shares of Series B Common Stock (unless HP instructs the Voting Committee in writing not to take the following actions ) each of TLMD, the Other Shareholders and the Voting Committee shall (a) use its reasonable best efforts to cause (and, if the HP Nominee is not a director on or immediately after the consummation of the Plan of Reorganization, subject to any necessary Federal Communications Act approvals or consents, to cause as promptly as reasonably practicable and in any event (to the extent practicable) within 90 days of the consummation of the Plan of Reorganization) the HP nominee to be nominated as a director of the Company and (b) vote all shares of Common Stock that TLMD or the Voting Committee has the right to vote for the election of the HP nominee.

          So long as TLMD is the Beneficial Owner of at least 278,944 shares of Series B Common Stock (unless TLMD instructs the Voting Committee in writing not to take the following actions), the Voting Committee and the Other Shareholders shall (a) use its reasonable best efforts to cause two persons specified from time to time by TLMD to be nominated as directors of the Company (and TLMD will in such case use its reasonable best efforts cause such persons to so serve) and
(b) vote all shares of Common Stock that the Voting Committee has the right to vote for the election of such persons as directors of the Company.

      2.6. Proxy of TLMD and the Other Shareholders.  In furtherance of the
           ----------------------------------------
voting agreement contemplated by this Section 2, each of TLMD and each Other Shareholder hereby irrevocably appoints the Voting Committee as attorney-in-fact and proxy, during the term of this Agreement, to vote all shares of Common Stock Beneficially Owned by it, whether now owned or hereafter acquired, on all matters as to which it is entitled to vote at a meeting of the stockholders of the Company or to which it is entitled to express consent or dissent to corporate action in writing without a meeting. Each of TLMD and each Other Shareholder agrees that the Voting Committee may, in TLMD's and each Other Shareholder's name and stead, as the case may be, (i) attend any annual or special meeting of the stockholders of the Company and vote all shares of Common Stock Beneficially Owned by it at any such annual or special meeting, and (ii) execute with respect to all shares of Common Stock Beneficially Owned by it any written consent to, or dissent from, corporate action respecting any matter to which stockholders of the Company are entitled to express such consent or dissent without a meeting. Each of TLMD and each Other Shareholder agrees that this grant of proxy is irrevocable during the term of this Agreement and is coupled with an interest. Each of TLMD and each Other Shareholder further agrees to execute (and, if TLMD or such Other Shareholder, as the case may be, is not the record owner of shares Beneficially Owned by it, to use best reasonable efforts to cause the record owner to execute) all additional writings, consents and authorizations as may be reasonably requested by the Voting Committee to evidence the powers granted to the Voting Committee or to exercise those powers (including any subsequent proxies).

      2.7. Termination of Proxy.  The proxy granted by each Other Shareholder in
           --------------------
Section 2.6 shall cease to apply to any shares of Common Stock which cease, as a result of transactions permitted pursuant to Section 3, to be Beneficially Owned by such Other Shareholder or any Other Shareholder's Permitted Transferees. The proxy granted by TLMD in Section 2.6 shall cease to apply to any shares of Common Stock which cease, as a result of transactions permitted pursuant to
Section 3, to be Beneficially Owned by TLMD or Apollo Permitted Transferees.

      2.8. Application of Section.  The provisions of this Section 2 shall apply
           ----------------------
to all shares of Common Stock transferred by each Other Shareholder (or its Permitted Transferees) to its Permitted Transferees and to all shares of Common Stock transferred by TLMD (or Apollo Permitted Transferees) to Apollo Permitted Transferees as contemplated by Section 3.

  3.  Restrictions on Resales.  Subject to Section 4, TLMD may freely sell or
      -----------------------
transfer (subject to compliance with applicable law) any and all shares of Common Stock Beneficially Owned by it from time to time; provided, that if transferred to an Apollo Permitted Transferee, such shares shall continue to be subject to the provisions of this Agreement applicable to voting and transfer, and TLMD agrees to be responsible for any breach by an Apollo Permitted Transferee of such provisions. Each Other Shareholder may freely sell or transfer any and all shares of Common Stock Beneficially Owned by it; provided, however, that each of Bastion and its Permitted Transferees, as a group, and HP and its Permitted Transferees, as a group, must retain Beneficial Ownership of at least 55,789 shares of Series B Common Stock (the "1% Retention Requirement") until termination of this
                   ------------------------
Agreement in accordance with the terms hereof, unless TLMD shall consent (in its sole discretion) to such sale or transfer; provided, however, that the 1% Retention Requirement shall not apply, and HP and Bastion shall be free to sell any and all shares of Common Stock, during the 365 day period commencing on the consummation date of the Plan of Reorganization. Notwithstanding the foregoing, Bastion or HP (or their respective Permitted Transferees) may transfer any number of shares of Series B Common Stock to a Permitted Transferee so long as such Permitted Transferee agrees to be bound by the provisions of this Agreement applicable to voting and transfer of Common Stock applicable to it. Each of Bastion and HP hereby agrees to be responsible for any breach by its Permitted Transferees of this Agreement. Without in any way terminating or modifying the obligations set forth above, in the event of a conversion of Series B Common Stock to Series A Common Stock, such that Bastion and its Permitted Transferees, as a group, or HP and its Permitted Transferees, as a group, no longer Beneficially Own sufficient Series B Common Stock to satisfy its 1% Retention Requirement, the 1% Retention Requirement shall apply to such Series B Common Stock as is still Beneficially Owned by such persons, plus an amount of Series A Common Stock, which if it were assumed to be Series B Common Stock, would satisfy the 1% Retention Requirement.

  4.  Tag Along Rights of Other Shareholders.
      --------------------------------------

      4.1. General.  (a)  Subject to Sections 4.2 and 4.3, TLMD hereby agrees
           -------                   --------------------
that in the event that TLMD or any Apollo Permitted Transferee (which, for purposes of this Section 4, does not include Black in respect of the shares of Common Stock owned by him and subject to this Agreement (other than any such shares of Common Stock acquired in a chain of transactions from TLMD)) proposes to sell any shares of Common Stock of the Company then Beneficially Owned by it in a single transaction or a series of related transactions to any person that is not an Apollo Permitted Transferee (a "Subject Sale"), then TLMD will notify
                                          ------------
each Other Shareholder in writing at least ten business days in advance of such proposed sale (specifying the number of shares to be sold, the sales price, the proposed purchaser and other material terms of sale) and will permit each Other

Shareholder and its Permitted Transferees (at its option) to participate in such sale on substantially the same terms as generally offered to TLMD or the Apollo Permitted Transferees and to sell the number of shares of Common Stock each Other Shareholder and its Permitted Transferees desire to sell together with the number of shares of Common Stock which TLMD and the Apollo Permitted Transferees desire to sell (subject to the limitations set forth in the remainder of this Section 4). No such sale by Bastion or HP (or their respective transferees), as the case may be, shall be made if, as a result of and after consummating such sale, the 1% Retention Requirement for Bastion or HP, as the case may be, would not be satisfied.

          (b) Each Other Shareholder, and its Permitted Transferees, in the aggregate, shall be entitled to sell, from shares of Common Stock Beneficially Owned by them immediately prior to such sale, an aggregate maximum number of shares which, when divided by the lesser of (x) the number of shares of Common Stock owned by such Other Shareholder as a result of the consummation of the Plan of Reorganization (including for these purposes, but only with respect to Bastion, an additional 195,000 shares of Common Stock) reduced by the number of shares of Common Stock previously sold by such Other Shareholder and its Permitted Transferees pursuant to the provisions of this Section 4 and (y) the total number of shares of Common Stock Beneficially Owned by them immediately prior to such sale, shall equal the "TLMD Selling Percentage".

          The "TLMD Selling Percentage" equals (x) the number of shares of
               -----------------------
Common Stock proposed to be sold by TLMD and the Apollo Permitted Transferees divided by (y) the lesser of (A) the number of shares of Common Stock to be owned by TLMD or Apollo Permitted Transferees as a result of consummation of the Plan of Reorganization reduced by the number of shares of Common Stock previously sold by TLMD and the Apollo Permitted Transferees pursuant to Subject Sales and (B) the number of shares of Common Stock Beneficially Owned by TLMD and the Apollo Permitted Transferees immediately prior to such sale.

          In the event that the inclusion of the shares proposed to be sold by the Other Shareholders and their Permitted Transferees results in a greater number of shares than can be sold in such transaction or series of transactions, TLMD and the Apollo Permitted Transferees and the Other Shareholder and their Permitted Transferees will reduce the number of shares they propose to sell, as needed, so that the number of shares to be sold conform to the determinations set forth in clauses (a) and (b).

          (c) Within five business days after receipt of the notice from TLMD, each Other Shareholder shall notify TLMD in writing of the number of shares of Series B Common Stock which it and its Permitted Transferees desire to sell (if any) and will provide TLMD with such other information, and will take such actions, as TLMD shall reasonably request. In connection with each such sale, each Other Shareholder and TLMD will take such actions as the other party reasonably requests (provided, that TLMD shall have no obligation to cause the terms of any proposed sale to be modified at the request of any Other Shareholder), and neither TLMD nor any Apollo Permitted Transferee will consummate any such sale if the proposed purchaser shall fail to purchase the shares of each Other Shareholder or its Permitted Transferees which are required to be purchased pursuant to the terms hereof.

      4.2. Rule 144 Sales.  Notwithstanding the provisions of Section 4.1, in
           --------------                                     -----------
the event that TLMD or an Apollo Permitted Transferee proposes to sell any shares of Common Stock pursuant to Rule 144 of the Securities Act of 1933, such entity shall not be required to permit an Other Shareholder or its Permitted Transferee to participate in such sale.

      4.3. Registered Offerings.  Notwithstanding the provisions of Section 4.1,
           --------------------                                     -----------
in the event that the proposed sale by TLMD or an Apollo Permitted Transferee involves registering Common Stock under the Securities Act of 1933 pursuant to the terms of the Registration Rights Agreement, TLMD and any Apollo Permitted Transferee shall not be required to permit any Other Shareholder or its Permitted Transferees to participate in such sale; provided, however, that TLMD shall use its reasonable best efforts to include, and to cause the Company to include, such number of shares of Common Stock as any Other Shareholder or its Permitted Transferees would be otherwise entitled to include pursuant to Section
                                                                         -------
4.1, if requested by such Other Shareholder, and TLMD shall use its reasonable
- ---
best efforts to cause such participation to be made on substantially the same terms as are applicable to TLMD and any Apollo Permitted Transferee. Any Other Shareholder (or its Permitted Transferee) participating in such sale shall take such actions as TLMD and the Company shall reasonably request with respect to any such registration.

      4.4. Termination of Tag Along Rights.  The right of the Other Shareholders
           -------------------------------
under this Section 4 to participate in any such sale of Common Stock shall
           ---------
terminate if TLMD and the Apollo Permitted Transferees, as a group, cease to own of record at least 557,887 shares of Common Stock.

  5.  Termination of Agreement.  This Agreement, including the right of
      ------------------------
Guillermo Bron and his successor(s) to serve as a member of the Voting Committee and the proxies granted hereunder, shall terminate on the earlier of (i) the date when no shares of Series B Common Stock are outstanding and (ii) the date when TLMD and the Apollo Permitted Transferees cease to own shares of Series B Common Stock representing at least 245,003 shares of Series B Common Stock; provided, that the provisions of Section 4 shall continue until the earlier of
(i) seven years from the Consummation Date and (ii) the date of termination contemplated by Section 4.4. This Agreement (other than the provisions of Section 4, which shall continue until terminated in accordance with Section 4.4 or the preceding sentence of this Section 5) may also be terminated as of the date specified by TLMD in a written notice delivered to each of the Other Shareholders (which notice may be withdrawn prior to the time of termination of this Agreement specified in such notice); provided, that any requisite regulatory approvals required to permit termination of the Agreement as contemplated hereby shall have been received or such termination is conditioned upon receipt of any such required approvals.

  6.  Legend on Certificates.  Each certificate representing shares of Common
      ----------------------
Stock subject to this Agreement shall have conspicuously stamped, printed, or typed on the back thereof the following legend:

  THE VOTING AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT. A COPY OF THE SHAREHOLDERS AGREEMENT IS ON FILE AT THE OFFICES OF TLMD PARTNERS II, [ADDRESS].

Such certificate shall be endorsed on the front thereof as follows:

  "See restrictions on reverse side of this Certificate."

  7.  Notices.  All notices, requests, consents and other communications
      -------
hereunder shall be in writing and shall be delivered in person, by receipted overnight courier, or by facsimile transmission to the telecopy number below:

      To:              TLMD Partners II, L.L.C.
                       c/o The Corporation Trust Company
                       The Corporation Trust Center
                       1209 Orange Street
                       Wilmington, Delaware  19801
                       Telecopy Number:  (302) 658-2919

      With a copy to:  Patrick J. Dooley, Esq.
                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       65 East 55th Street
                       33rd Floor
                       New York, New York 10022
                       Telecopy Number:  (212) 872-1002

      To:              Bastion Capital Fund, L.P.
                       1999 Avenue of the Stars
                       Suite 2800
                       Los Angeles, CA  90067
                       Attention:  Guillermo Bron
                       Telecopy Number:  (310) 277-7582

      With a copy to:  Michael A. Woronoff, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                       300 South Grand Avenue
                       Los Angeles, California  90071
                       Telecopier:  (213) 687-5600

      To:              The remaining Other Shareholders:
                       to such address as they may specify from time to time in writing.

  8.   Binding Effect.  This Agreement shall be binding upon and inure to the
       --------------
benefit of all the parties hereto and their respective heirs, legatees, legal representatives, successors and permitted assigns.

  9.   Representations.  TLMD and each Other Shareholder represents, as to
       ---------------
itself, (i) that this Agreement has been duly and validly authorized, executed and delivered by it and is valid and binding and enforceable against it in accordance with its terms and (ii) assuming the delivery of Common Stock to each Other Shareholder as contemplated by the purchase agreements between TLMD or its Affiliates and such Other Shareholder, it is or will be (as a result of the consummation of the Plan of Reorganization) the Beneficial Owner of the number of shares of Common Stock set forth in the Recitals as being owned by it.

 10.  Counterparts.  This Agreement may be executed in multiple counterparts,
      ------------
each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

 11.  Governing Law.  This Agreement and all of the rights and duties of the
      -------------
parties arising from or relating in any way to the subject matter of this Agreement shall be governed, enforced and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed completely within the State of Delaware.

 12.  Severability.  In the event any of the provisions, or portions thereof, of
      ------------
this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. Any provisions so held unenforceable or invalid shall be reformed by such court to reflect the construction most nearly approximating the intent of such provision which shall be valid and enforceable, and the parties hereto hereby agree to such provision as reformed.

 13.  Construction.  All personal pronouns used in this Agreement, whether used
      ------------
in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural and vice versa.

 14.  Entire Agreement.  This Agreement constitutes the entire agreement between
      ----------------
the parties with respect to the subject matter hereof.

 15.  Amendment.  This Agreement may be amended only by the written consent of
      ---------
all the parties to this Agreement.

 16.  Certain Adjustments.  All references to a number of shares of Series B
      -------------------
Common Stock set forth in this Agreement shall be adjusted proportionately to reflect any stock split, reverse stock split, stock dividend or similar transaction (which shall not include a conversion into Series A Common Stock as contemplated by Article 4 of the Certificate) that increases or decreases the total number of outstanding shares of Series B Common Stock.

 17.  Specific Performance.  The parties hereto acknowledge that money damages
      --------------------
may be an inadequate remedy for breach of this Agreement. Therefore, the parties agree that either party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction, to obtain specific performance of this Agreement and injunctive relief against any breach hereof, in either case without the posting of any bond or other security.

                           [Signature page follows.]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                         TLMD PARTNERS II, L.L.C.
                         By: AIF II, L.P., its Manager
                             By:  Apollo Advisors, L.P.,
                                  its Managing General
                                  Partner
                                  By:  Apollo Capital
                                       Management, Inc.,
                                       its General Partner


                                     By:
                                        ________________________
                                     Name:
                                     Title:


                         BASTION CAPITAL FUND, L.P.
                         By: Bastion Partners
                             its general partner
                             By: Bron Corp.
                                 its general partner

                                     By:
                                        ________________________
                                        Guillermo Bron
                                        President


                         HERNANDEZ PARTNERS


                             By:
                                ________________________________
                                Roland Hernandez
                                General Partner


                             ___________________________________
                             Leon Black

                         THE VALUE REALIZATION FUND, L.P.

                         By:  Canpartners Investments III, L.P.,
                              its General Partner
                         By:  Canyon Capital Management, L.P.,
                              its General Partner
                         By:  Canpartners Incorporated,
                              its General Partner


                         By:  ___________________________________
                         Title:


                         GRS PARTNERS II

                         By:_____________________________________
                            Paul Meister, Vice President of
                            Grosvenor Capital Management, Inc.
                            general partner of Grosvenor
                            Capital Management, L.P.,
                            Administrator of GRS Partners II